   As filed with the Securities and Exchange Commission on October 15, 1999
                                                       Registration No.033-67244
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                _______________

                        Post-Effective Amendment No. 1
                                      to
                                   Form S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                                _______________

                                CEPHALON, INC.
            (Exact name of registrant as specified in its charter)

             Delaware                         2834                      23-2484489
(State or other jurisdiction of   (Primary Standard Industrial       (I.R.S. Employer
 incorporation or organization)         Classification No.)         Identification No.)

                            145 Brandywine Parkway
                            West Chester, PA 19380
                                (610) 344-0200
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                _______________

                             JOHN E. OSBORN, ESQ.
             Senior Vice President, General Counsel and Secretary
                                Cephalon, Inc.
                            145 Brandywine Parkway
                            West Chester, PA 19380
                                (610) 344-0200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                _______________

                       Copies of all communications to:
                              DAVID R. KING, ESQ.
                          Morgan, Lewis & Bockius LLP
                              1701 Market Street
                            Philadelphia, PA  19103
                                (215) 963-5000

Approximate date of commencement of proposed sale to the public: Completed.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                _______________

Pursuant to a Registration Statement on Form S-3 (File No. 033-67244) filed with the Commission on August 10, 1993 (the "Registration Statement"), Cephalon, Inc. (the "Company") registered an aggregate of 4,194,000 of the Company's common stock, $0.01 par value per share (the "Common Stock") issuable upon the exercise of warrants issued by the Company in connection with the organization of Cephalon Clinical Partners, L.P. (the "Warrantholder"). As of August 31, 1999, any warrants not previously exercised expired and the Company's obligation to the Warrantholder to keep the Registration Statement effective has terminated. Accordingly, this post-effective amendment No. 1 to the Registration Statement is being filed for the purpose of deregistering any and all shares of Common Stock registered pursuant to the Registration Statement that have not been issued pursuant to the exercise of the warrants and terminating the Registration Statement.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in West Chester, Pennsylvania, on this 15th day of October, 1999.

                                    CEPHALON, INC.

                                    By: /s/ Frank Baldino, Jr, Ph.D.
                                        ----------------------------
                                        Frank Baldino, Jr., Ph.D.
                                        President, Chief Executive Officer and
                                        Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               Name                                 Title                                  Date
               ----                                 -----                                  ----
By: /s/ Frank Baldino, Jr., Ph.D.       President, Chief Executive Officer           October 15, 1999
    -----------------------------       and Director (Principal executive
    Frank Baldino, Jr., Ph.D.           officer)

By: /s/ William P. Egan                 Director                                     October 15, 1999
    -----------------------------
    William P. Egan

By: /s/ Robert J. Feeney, Ph.D.         Director                                     October 15, 1999
    -----------------------------
    Robert J. Feeney, Ph.D.

By: /s/ Martyn D. Greenacre             Director                                     October 15, 1999
    -----------------------------
    Martyn D. Greenacre

By: /s/ Kevin E. Moley                  Director                                     October 15, 1999
    -----------------------------
    Kevin E. Moley

By: /s/ Horst Witzel, Dr.-Ing.          Director                                     October 15, 1999
    -----------------------------
    Horst Witzel, Dr.-Ing.

By: /s/ David R. King                   Director                                     October 15, 1999
    -----------------------------
    David R. King

By: /s/ J. Kevin Buchi                  Senior Vice President, Finance and           October 15, 1999
    -----------------------------       Chief Financial Officer (Principal
    J. Kevin Buchi                      financial and accounting officer)